UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2008

OPTICAL CABLE CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-27022	54-1237042
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5290 Concourse Drive Roanoke, VA	24019
(Address of principal executive offices)	(Zip Code)

(540) 265-0690

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

and

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2008, Optical Cable Corporation and its wholly-owned subsidiary Superior Modular Products Incorporated d/b/a SMP Data Communications amended employment agreements with each of Neil D. Wilkin, Jr., Tracy G. Smith and William R. Reynolds (each, an “Amendment” and together, the “Amendments”). The purpose of the Amendments was to bring the employment agreements in compliance with the provisions of Section 409A of the Internal Revenue Code and the rules promulgated thereunder. Section 409A of the Internal Revenue Code was enacted to add certain requirements for continued tax favorable treatment of nonqualified deferred compensation arrangements.

Each Amendment is attached hereto as an exhibit and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits

The following are filed as Exhibits to this Report.

Exhibit No.	Description of Exhibit
10.1	Amendment to Employment Agreement between Optical Cable Corporation and Neil D. Wilkin, Jr. dated December 31, 2008 (FILED HEREWITH)

10.2	Amendment to Employment Agreement between Optical Cable Corporation and Tracy G. Smith. dated December 31, 2008 (FILED HEREWITH)

10.3	Amendment to Employment Agreement between Superior Modular Products Incorporated and William R. Reynolds dated December 31, 2008 (FILED HEREWITH)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTICAL CABLE CORPORATION

By:	/s/ TRACY G. SMITH
Name:	Tracy G. Smith
Title:	Senior Vice President and Chief Financial Officer

Dated: January 6, 2009